CUMMINS ENGINE COMPANY, INC.
                      ____________________________
                             EXHIBIT 10(m)
                             _____________
                      STOCK UNIT APPRECIATION PLAN
                      ____________________________

                     Effective as of October 9, 1990


1.   Purpose.
     _______

     The purpose of the Stock Unit Appreciation Plan (the "Plan") is to provide a means by which Cummins Engine Company, Inc. (the "Company") and/or its subsidiary corporations shall be able to attract and retain competent key employees (including officers and directors who are employees) and provide those personnel with an opportunity to participate in the increased value of the Company which their efforts, initiative, and skill have helped and will continue to help produce. The Plan is effective as of October 9, 1990.

2.   Administration.
     _______________

     (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") as that Committee may be constituted from time to time. The Committee shall consist of at least three members of the Board selected by the Board, all of whom shall be Disinterested Persons. A Disinterested Person for purposes of the Plan is one who is not at the time he exercises discretion in administering the Plan or at any time within one year prior thereto eligible for participation in the Plan or any other plan of the Company that would entitle him or her to acquire stock, stock options or stock appreciation units of the Company.

     (b) A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

     (c) Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this paragraph 2 shall be conclusive.

3.   Participants.
     _____________

     Participants in the Plan shall be selected by the Committee from key employees of the Company or any subsidiary of the Company (the "Participants").

4.   Plan Operation and Appreciation of Units.
     _________________________________________

     (a) Participants shall be awarded stock appreciation units ("Units") for a period of years determined by the Committee, not to exceed five years from the date of the award (the "Appreciation Period"). Units may be exercised by a Participant, to the extent exercisable by their terms, in whole or from time to time in part at any time prior to the end of the Appreciation Period, but in no event prior to six months following the date such Units were awarded to such Participant, except that this limitation shall not be applicable in the event of death or disability of the Participant occurring before the expiration of the six-month period. When awarded, each Unit shall have a basis equal to the average of the closing prices of the Common Stock of the Company (the "Common Stock") on the New York Stock Exchange (the "NYSE") for the 30 consecutive trading days immediately preceding the date of the award of such Unit (the "Grant Base").

     (b) At the end of the Appreciation Period or upon the Participant's earlier exercise of a Unit, the Participant shall be entitled to receive from the Company a cash payment (the "Payment") for previously unexercised Units as
         determined by this paragraph 4(b).   The Payment shall be
         equal to (i) in the case of Participant exercise, the average of the closing prices of the Common Stock of the NYSE for the 30 consecutive trading days immediately preceding the date of such exercise or (ii) upon expiration of the Appreciation Period, the average of the closing prices of the Common Stock on the NYSE for the 90 consecutive trading days immediately preceding the date of such expiration, in each case (x) reduced by the Grant Base and (y) multiplied by the number of Units exercised or remaining at the end of the Appreciation Periods, as applicable.

5.   Nature of Units.
     ________________

     The Units shall be used solely as a device for the measurement and determination of the amount to be paid in cash to Participants as provided in the Plan. The Units shall not constitute or be treated as property or as a trust fund of any kind. All amounts at any time attributable to the Units shall be and remain the sole property of the Company and all Participants' rights hereunder are limited to the rights to receive cash as provided in this Plan.

6.   Dilution.
     _________
     In the event of a stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination or exchange of shares, split-up, split-off, spin-off, liquidation or similar changes in the capitalization of the Company, or any distribution to the holders of Common Stock other than regular quarterly cash dividends, the number of Units of a Participant and/or the Grant Base shall be adjusted in such manner as the Committee shall, in its discretion, determine to be appropriate under the circumstances so that the Participants' interests in the Units shall be congruent with the interests of the holders of the Common Stock.

7.   Transferability.
     ________________

     Any rights arising under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution.

8.   Termination of Employment.
     __________________________

     In the event a Participant leaves the employ of the Company, a subsidiary or an affiliate of the Company, otherwise than by retirement or due to disability or death, any right arising under the Plan shall be forfeited. In the event of retirement pursuant to any retirement plan of the Company, of a subsidiary or of an affiliate of the Company, the disability, or the death of a Participant, any unexercised Units may be exercised by the Participant or by a legatee or legatees of such Participant under such Participant's last will, or by such Participant's personal representatives or distributees, at any time (a) in the case of retirement or disability, within a period of 90 days after his retirement or disability (or such longer period as the Committee may in its sole discretion determine) and (b) in the case of death, within a period of one year after his death, but in all cases not after expiration of the Appreciation Period with respect to such Units.

9.   Withholding of Tax.
     ___________________

     There shall be deducted from each Payment under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to that governmental authority for the account of the person entitled to such Payment.

10.  Termination and Amendment of Plan.
     __________________________________

     The Committee may at any time terminate the Plan, or make such modification of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of a Participant, adversely affect the rights of such Participant with respect to Units granted prior thereto.